PERMANENT LOAN CROSS INDEMNITY

THIS PERMANENT LOAN CROSS INDEMNITY (this "Agreement"), made effective as of the 1st day of April, 2014, by TCA BLOCK 7, INC., a Virginia corporation ("TCAB7"), ARMADA/HOFFLER PROPERTIES II, L.L.C., a Virginia limited liability company ("AHPII"), DANIEL A. HOFFLER ("Hoffler"), LOUIS S. HADDAD ("Haddad"), CHRI VIRGINIA BEACH HOTEL (A/H) MINORITY HOLDING, LLC, a Delaware limited liability company ("CVBH"), AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation ("ARC REIT"), HAMPTON W COMPANY, LLC, a Virginia limited liability company ("HWC"), HAMPTON UNIVERSITY, a private non-stock foundation ("HU"), LEGACY HOSPITALITY, LLC, a Maryland limited liability company ("Legacy"), and VB CITY HOTELS LLC, a Virginia limited liability company ("VBCH").

WITNESSETH:

WHEREAS, the parties hereto and/or their affiliates are members in TCA Block 7 Hotel, L.L.C., a Virginia limited liability company (the "Borrower");

WHEREAS, the Borrower obtained a loan (the "Loan") from German American Capital Corporation, a Maryland corporation (the "Lender") in the original principal amount of $20,700,000.00 for permanent financing for a hotel and various other improvements (collectively, the "Hotel") on a parcel of land located in the City of Virginia Beach, Virginia, which Loan and some of the documents (the "Loan Documents") evidencing such Loan are more particularly described on Exhibit A attached hereto;

WHEREAS, in connection with the Loan, Hoffler, Haddad and ARC REIT (the "Guarantors") executed a Guaranty of Recourse Obligations (the "Guaranty") providing for "non-recourse carve-out" indemnification to the Lender;

WHEREAS, the Lender would not have made the Loan but for the agreement of the Guarantors to execute and deliver the Guaranty;

WHEREAS, TCAB7, AHPII, Hoffler, Haddad, CVBH, ARC REIT, HWC, HU, VBCH and Legacy each directly or indirectly have an ownership interest in the Borrower and will benefit directly by the Borrower obtaining the Loan and Guarantors providing the Guaranty to Lender and, as an inducement to Guarantors to execute and deliver the Guaranty to Lender, have agreed to execute this Agreement.

NOW, THEREFORE, THIS PERMANENT LOAN CROSS INDEMNITY WITNESSETH:

That for and in consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1

1. Definitions. Unless otherwise defined herein, the following shall have the meanings and definitions provided below:

"Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the ability, directly or indirectly, to direct the management and policies of the respective Person whether through the ownership of voting interests, through a contract that provides for the delegation of that Person's managerial rights and duties, or otherwise. The parties agree that ARC REIT is controlled by its Board of Directors and not by its investors, nor its external advisors, and as such, none of such investors or advisors qualify as "Affiliates" of ARC REIT. AHCC is an Affiliate of the AH Parties.

"AH Parties" means TCAB7, AHPII, Hoffler and Haddad. "ARC REIT Parties" means CVBH and ARC REIT.

"Franchise Agreement" means that certain New Build License Agreement, with an effective date of December 28, 2004, between the Borrower and Westin Hotel Management, L.P., as assigned by an Assignment and Assumption Agreement, dated July 20, 2005 (the "Assignment"), as amended by a First Amendment, dated July 21, 2005, as amended by that Second Amendment, dated May 26, 2006, and as amended by a Third Amendment, dated January 28, 2008, and as amended by a Fourth Amendment, dated March 21, 2014, together with that certain Reservations and Technology Systems Agreement, with an effective date of December 28, 2004, between the Borrower and Westin Hotel Management, L.P.

"Franchise Guaranty" means that certain guarantee of Franchise Agreement obligations by Armada Hoffler Construction Co. ("AHCC"), pursuant to a Guarantee, dated July 20, 2005, pursuant to the Assignment, which Guarantee replaced a Guarantee, dated December 28, 2004, executed by Armada Hoffler Development Company, Inc.

"Guarantors" means ARC REIT, Hoffler and Haddad.

"Guaranty" means collectively the Franchise Guaranty and the Loan Guaranty (hereinafter defined).

"HU Parties" means HWC and HU.

"Loan Guaranty" means the Guaranty of Recourse Obligations, dated April , 2014, executed by the Guarantors in favor of Lender.

"Losses" means any and all loss, liability, damage, cost, judgment, charge and expense, of every kind and nature, including, but not limited to, reasonable attorney's fees, which Guarantors, or any of them, may suffer or incur arising out of the Guaranty.

"Ownership Interest" means the percentage interest of a Party as set forth on Exhibit B attached hereto. For purposes of this Agreement TCAB7, AHPII, Hoffler and Haddad

2

shall be treated as one entity/group and are listed as AH Parties on Exhibit B, HWC and HU shall be treated as one entity/group and are listed as HU Parties on Exhibit B. and CVBH and ARC REIT, as an Affiliate of CVBH, shall be treated as having the Ownership Interest of CVBH as set forth on Exhibit B.

"Party" means each of, and "Parties" mean more than one or all of, as the context may require, TCAB7, AHPII, Hoffler, Haddad, HWC, HU, CVBH, ARC REIT, VBCH and Legacy.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

"Pro Rata Share" means an allocation based upon Ownership Interests of the Parties responsible, i.e. each Party who is responsible for Losses will be liable in an amount equal to such Losses multiplied by a fraction whose numerator is the Ownership Interest percentage of such Party and whose denominator is the sum of the Ownership Interest percentages of all of Parties responsible for such Losses. (For example, applying the Parties' current ownership percentages, the parties' Pro Rata Shares of a Loss that is not covered by Section 3 of this Agreement would be as follows: AH Parties: 22.8137% (20.5323%/90%); HU Parties: 22.6164% (20.3548%/90%); CVBH: 33.9248% (30.5323%/90%); and Legacy: 20.6451% (18.5806%/90%).

2. Each of AH Parties, ARC REIT Parties, HU Parties and Legacy agrees to be responsible for its Pro Rata Share of Losses and each agrees to indemnify and hold harmless each other Party and/or any of its Affiliates which have executed the Guaranty to the extent of such Pro Rata Share of such Losses. Each of the AH Parties shall be jointly and severally liable for the Pro Rata Share of Losses for which the AH Parties are responsible pursuant to the terms hereof Each of the ARC REIT Parties shall be jointly and severally liable for the Pro Rata Share of Losses for which the ARC REIT Parties are responsible pursuant to the terms hereof. Each of the HU Parties shall be jointly and severally liable for the Pro Rata Share of Losses for which the HU Parties are responsible pursuant to the terms hereof.

3. Notwithstanding anything contained herein to the contrary, each Party and its Affiliates shall be solely responsible for any Losses to the extent such Losses arise as a result of its, or any of its Affiliates', acts, negligence, recklessness, bad faith or willful misconduct. Each Party and its Affiliates shall indemnify, defend and hold harmless the other Parties and their Affiliates (including, without limitation, any Guarantor) from any liabilities arising (a) under the Loan Guaranty, the Franchise Guaranty, or (b) as a result of a default under the Loan Documents, in each event to the extent arising as a result of such Party's, or its Affiliates', acts, negligence, recklessness, bad faith or willful misconduct. For the purposes of this Agreement, Crestline Hotel & Resorts, LLC ("CHRLLC"), while acting in its capacity as manager of the Hotel, will not be considered to be an Affiliate of ARC REIT and the liability of CHRLLC, if any, will be governed by the terms of that certain management agreement in connection with the management of the Hotel by and between Borrower and CHRLLC ("Management Agreement"). However, CHRLLC shall be considered to be an Affiliate of ARC REIT with respect to actions

3

by CHRLLC taken outside of its capacity as manager of the Hotel pursuant to the Management Agreement.

4. The liabilities and obligations of each Party under this Agreement are direct and primary and arise upon the occurrence of the matters which are the subject of this Agreement. The liability of each Party hereunder is not conditioned or contingent upon the occurrence of any other events or the pursuit by a Party of any other remedies except demand for performance upon a Party.

5. Each Party consents to the exercise of personal jurisdiction over such Party by any state court in the City of Virginia Beach, Virginia and in the United States District Court for the Eastern District of Virginia (Norfolk Division) and consents to the laying of venue in such courts. Service shall be effected by any means permitted by the court in which any action is filed, or by mailing process, postage prepaid, by certified or registered mail, return receipt requested, to the other party at the address provided for herein. Service shall be deemed effective upon receipt.

6. If any clause or provision contained herein operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision shall be held naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

7. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail, postage prepaid, return receipt requested, (iii) by nationally recognized overnight courier, or (iv) by facsimile or other generally accepted means of electronic transmission including email (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii), addressed as follows (or to such other addresses as may be specified by like notice to the other Party):

To TCAB7, AHPII,
Hoffler and Haddad:
Armada Hoffler Properties II, L.L.C. 222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia 23462 Facsimile No. (757) 424-2513
Email: mohara@armadahoffler.com Attn: Michael P. O'Hara

and a copy to:	Faggert & Frieden, P.C.
222 Central Park Avenue, Suite 1300
Virginia Beach, Virginia 23462 Facsimile No. (757) 424-0102 Email: dfaggert@fflaw.com Attn: David Y. Faggert, Esq.

To CDBH and
ARC REIT:	American Realty Capital Hospitality Trust, Inc.
4

405 Park Avenue, 15th Floor Drive, Suite 500
New York, New York 10022
Attn: Jon Mehlman
Facsimile No. (646) 381-0539
Email: JMehlman@arlcap.com

To HWC and HU:	Hampton University
Hampton W Company, LLC
100 East Queen Street
Hampton, Virginia 23668
Facsimile No. (757) 727-5746
Email:
Attn: Dr. W. R. Harvey, President

and a copy to:	Hampton University
Hampton W Company, LLC
100 East Queen Street
Hampton, Virginia 23668
Facsimile No. (757) 727-5746
Email: faye.lucas@hamptonu.edu
Attn: Faye Hardy-Lucas, Esq., Vice President and
General Counsel

To Legacy:	Legacy Hospitality, LLC
1390 Piccard Drive
Suite 120
Rockville, Maryland 20850
Facsimile No. (301) 795-1401
Email: tfauquier@vanguardrealty.com
Attn: Thomas D. W. Fauquier, Manager

and a copy to:	Bregman, Berbert, Schwartz & Gilday, LLC
7315 Wisconsin Avenue
Suite 800 West
Bethesda, Maryland 20814
Facsimile No. (301) 961-8625
Email: tschwartz@bergmanlaw.com
Attn: Timothy P. Schwartz

If to VBCH:	VB City Hotels LLC
One Columbus Center
Suite 700
Virginia Beach, Virginia 23462
Attn: Gerald S. Divaris
Facsimile: (757) 497-1338
Email: gdivaris@divaris.com

5

With a copy to:	Wilcox & Savage, P.C.
222 Central Park Avenue, Suite 1500
Virginia Beach, Virginia 23462
Attn: Mark E. Slaughter
Facsimile: (757) 628-5659
Email: mslaughter@wilsay.com

8. This Agreement shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the principles of conflicts of law. Each Party had an opportunity to seek legal counsel prior to executing this Agreement and each Party participated in the negotiation of its terms; therefore, this Agreement shall not be construed more favorably toward or against any Party.

9. This Agreement shall be binding upon each Party and its successors, heirs, personal representatives and assigns, and shall inure to the benefit of each Party and its successors and assigns.

10. In any suit, cause of action, arbitration or other proceeding brought by one Party against another Party or Parties to enforce this Agreement, the Party which substantially prevails in such enforcement action, as determined by the trier-of-fact, shall be entitled to recover from the Party or Parties which do not substantially prevail in such enforcement action its reasonable out-of-pocket costs and expenses, including attorney's fees, as determined by the trier-of-fact.

TCAB7, AHPII, CHRI, HWC, CVBH, and Legacy are each members in the Borrower and are parties to a Second Amended and Restated Operating Agreement of TCA Block 7 Hotel, L.L.C., dated as of January 1, 2008, as amended by a First Amendment to Second Amended and Restated Operating Agreement of TCA Block 7 Hotel, L.L.C., dated as of January 1, 2012, and a Second Amendment to Second Amended and Restated Operating Agreement of TCA Block 7 Hotel, L.L.C., dated as of even date herewith (collectively, the "Operating Agreement"). Should any Party be in default of its obligations under this Agreement, such Party and/or the group of parties to which it belongs shall also be in default under the Operating Agreement (for example, if Haddad is in default of this Agreement, then the All Parties shall also be in default hereunder and the AH Party which is a member of the Borrower shall be in default under the Operating Agreement (such Party(ies), the "Defaulting Parties"). In such event, to the extent that the Party(ies) that have not received amounts due to them under this Agreement (the "Unpaid Parties") have not been able to collect the amounts due, and the majority in interest of the Unpaid Parties elect to pursue the following remedy, then the Defaulting Party and/or the group of parties to which it belongs hereunder shall each be treated as a Non-Contributing Member under the Operating Agreement and the Default Amount under the Operating Agreement shall be the amount that such Party has failed to pay under this Agreement (including any amounts calculated in accordance with the first sentence of this Section 10) and the Ownership Interest of such Party and/or the group of parties to which it belongs in the Borrower shall be subject to forfeiture and/or reduction in accordance with Sections 6.E, I and J of the Operating Agreement; provided, however, that in the application of such Sections for the purposes of this Agreement, Additional Capital Contribution(s) shall mean the Losses under this Agreement that a Party has paid or not paid, as the case may be, and in Section E the numerator

6

of the fraction shall be two times the Default Amount instead of the amount of Additional Capital Contribution which the Non-Contributing Member fails to contribute and the denominator shall be the Losses. Following the application of this provision, the Default Amount will be deemed to have been extinguished. Notwithstanding the foregoing, to the extent that two times the Default Amount is more than the amount of the Losses (meaning that the Non-Contributing Member's full Ownership Interest shall have been extinguished without fully exhausting the Default Amount, then only so much of the Default Amount as is necessary (after multiplying by two) to equal the amount of the Losses shall be deemed to have been extinguished, and the remaining Default Amount shall continue to be due and owing to the Unpaid Parties, who may thereafter pursue recovery of such remaining amount by any legal means. For the purposes of this Agreement, the Ownership Interest of VBCH shall be subject to the provisions of the above-referenced Sections of the Operating Agreement.

To the extent any Default Amount is unpaid (either because the majority in interest of the Unpaid Parties elects not to pursue the foregoing remedy, or because a portion of the Default Amount continues to be due following the application of the foregoing remedy), then, as liquidated damages and not a penalty (the Parties acknowledging that the additional harm to a Party associated with the necessity of pursuing legal redress is difficult to estimate), the Unpaid Parties shall be entitled to recover from the Non-Contributing Members, in addition to the unpaid Default Amount ultimately determined by the trier-of-fact to have been due from the Non-Contributing Members, an amount equal to twenty percent (20%) of such Default Amount.

11. No amendment, modification or supplement of this Agreement shall be binding on any of the Parties hereto unless it is in writing and signed by the Parties in interest at the time of any such amendment, modification or supplement. No provision hereof may be waived except in writing signed by the Party against whom any such waiver is sought. The waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

12. This Agreement is solely for the benefit of the Parties to this Agreement and should not be deemed to confer upon third-parties any remedy, claim, liability, reimbursement, claims or actions or other right in excess of those existing without reference to this Agreement.

13. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when signed by each of the parties hereto and delivered by each of the parties hereto, in person or by facsimile or other electronic transmission, to the other parties hereto.

[The next page is page 8, the first page of the signature pages.]

7

WITNESS the following signatures and seals as of the date first above written.

/s/ Daniel A. Hoffler
Daniel A. Hoffler

/s/ Louis S. Haddad
Louis S. Haddad

TCA Block 7, Inc., a Virginia corporation

By:	/s/ Louis S. Haddad	(SEAL)
Louis S. Haddad, President

ARMADA HOFFLER PROPERTIES II,
L.L.C., a Virginia limited liability company

By:	/s/ Louis S. Haddad	(SEAL)
Louis S. Haddad, Manager

CHRI VIRGINIA BEACH HOTEL (A/H)
MINORITY HOLDINGS, L.L.C., a Delaware limited liability company

By:	ARC Hospitality TRS Holdings, LLC,
its sole member

	By:	American Realty Capital Hospital
Operating Partnership, L.P., its sole member

	By:	/s/ William M. Kahane
Name: William Kahane
Title: Chief Executive Officer

8

WITNESS the following signatures and seals as of the date first above written.

AMERICAN REALTY CAPITAL HOPSPITALITY TRUST, INC., a Maryland corporation

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

HAMPTON W COMPANY, LLC
a Virginia limited liability company

By:	Hampton management Company, LLC
a Virginia limited liability company

By: Hampton University, Manager

	By:	/s/ Doretha J. Spells
Doretha J. Spells, Vice President for Business Affairs

HAMPTON UNIVERSITY

By:	/s/ Doretha J. Spells
Doretha J. Spells, Vice President for Business Affairs

LEGACY HOSPITALITY, LLC, a Maryland limited liability company

By:	/s/ Thomas D. W. Fauquier
Thomas D.W. Fauquier
Manager

VB CITY HOTELS, LLC,
a Virginia limited liability company

By:	/s/ Gerald S. Divaris	(SEAL)
Gerald S. Divaris, Manager

By:		(SEAL)
Michael B. Divaris, Manager

By:	/s/ Sanford M. Cohen	(SEAL)
Sanford M. Cohen, Manager

9

EXHIBIT A

TO PERMANENT LOAN CROSS INDEMNITY

LOAN DOCUMENTS

1.	Promissory Note in the amount of $20,700,000 made by Borrower payable to the order of Lender.
2.	Loan Agreement between Borrower and Lender.
3.	Deed of Trust, Assignment of Leases and Rents, and Security Agreement made by Borrower to Equity Title Company, LLC for the benefit of Lender.
4.	Assignment of Leases and Rents from Borrower to Lender.
5.	Guaranty of Recourse Obligations.
6.	Deposit Account Control Agreement
7.	Environmental Indemnity Agreement.
8.	Assignment of Management Agreement and Subordination of Management Fees.
9.	Assignment of Agreements, Licenses, Permits and Contracts
10

EXHIBIT B
TO

PERMANENT LOAN CROSS INDEMNITY

OWNERSHIP PERCENTAGES

TCA Block 7, Inc. Armada/Hoffler Properties II, L.L.C.

Daniel A. Hoffler and Louis S. Haddad, collectively AH Parties	20.5323%

Hampton W Company LLC and Hampton University, collectively HU Parties	20.3548%

CHRI Virginia Beach Hotel (A/H) Minority Holding, LLC	30.5323%

Legacy Hospitality, LLC	18.5806%

VB City Hotels LLC	10.0000%

	Total	100.0000%

11